UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 11, 2016

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Blvd.
Round Rock, Texas	78664
(Address of principal executive offices)	(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On Thursday, February 11, 2016, TSS, Inc. (the “Company”), issued a press release reporting certain preliminary financial results of the Company for the three and twelve months ended December 31, 2015. The Company also reported in the press release that it expects to conduct a conference call to discuss its financial results near the end of March at the conclusion of the 2015 audit. A copy of the press release is being furnished herewith as Exhibit 99.1.

The Company has provided unaudited preliminary results of revenue, gross margin and adjusted EBITDA because its financial closing procedures for the fourth quarter and full year 2015 are not yet complete, and these estimates are subject to the completion of its financial closing procedures, final adjustments and other developments that may arise between now and the time the 2015 financial results are finalized. The preliminary fourth quarter and full year 2015 estimates are based upon the most current information available to management and assumptions the Company believes to be reasonable but include information that is subject to further review, verification and adjustment. It is possible that the Company’s final reported results may materially differ from these expected results after the completion of the audit of its fiscal year 2015 financial statements by its independent registered public accounting firm and completion of its annual impairment testing of goodwill and other intangible assets for fiscal year 2015, or as the result of unexpected adjustments arising during completion of the financial closing process for fiscal year 2015.

Adjusted EBITDA is a supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). The Company defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. The Company presents Adjusted EBITDA because it believes this supplemental measure of operating performance is helpful in comparing its operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on its results of operations in any particular period. The Company also uses Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. The Company has not reconciled Adjusted EBITDA to net income (loss) because it is not yet able to calculate income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, and stock-based compensation, which are reconciling items between Adjusted EBITDA and net income (loss). Accordingly, a reconciliation of Adjusted EBITDA to net income (loss) is not available at this time without unreasonable effort. The Company will provide GAAP results and the applicable reconciliations when it announces its final results at the end of March.

The information in this Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of this Current Report on Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Statements contained in the press release include estimates (including the preliminary estimates for the fourth quarter and fiscal year ended December 31, 2015) or projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements may address matters such as our expected future business and financial performance and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “feels”, “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company’s future results include: the Company’s independent registered public accounting firm’s report on the Company’s 2014 financial statements contains an explanatory paragraph that expresses substantial doubt about the Company’s ability to continue as a going concern; the Company may not have sufficient resources to fund its business and may need to issue additional debt or equity to obtain additional funding; the Company’s reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to the Company’s ability to continue to implement its strategy, including having sufficient financial resources to carry out that strategy; risks relating to the Company’s ability to meet all of the terms and conditions of its debt obligations; uncertainty related to current economic conditions and the related impact on demand for the Company’s services; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

99.1 Press Release, dated February 11, 2016.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ John K. Penver
John K. Penver
Chief Financial Officer

Date: February 11, 2016